Exhibit 10-3

                                GANNETT CO., INC..
                     1978 EXECUTIVE LONG-TERM INCENTIVE PLAN
                                AMENDMENT NO. 11

This amendment to the Gannett Co., Inc. 1978 Executive Long-Term Incentive Plan (the "Plan") is adopted pursuant to resolutions of the Executive Compensation Committee of the Board of Directors of the Company on December 5, 2000 and is effective on that date.

Section 2.4 of the Plan is hereby amended as follows:

        2.4     Term and Exercise of Options

                Unless otherwise determined by the Committee, each Option granted under the Plan shall become exercisable with respect to 25% of the shares subject thereto on the first anniversary of the date of grant thereof, and with respect to an additional 25% of such shares on each of the second, third and fourth anniversaries of such date of grant. Options may be partially exercised from time to time within such percentage limitations. Options granted under the Plan shall be exercisable during such period or periods as the Committee shall determine; provided, however, that no Option shall be exercisable more than 10 years after the date of grant thereof. Effective with respect to Stock Option grants made on or after December 5, 2000, notwithstanding anything in this Plan to the contrary, upon a participant's termination of employment with Gannett following the participant's (a) death,
                (b) retirement at or after age 65, (c) early retirement at or after age 55 but before age 65 or (d) permanent disability, as determined under the Gannett Long Term Disability Plan, those Stock Options awarded to such participant shall continue to vest according to their prescribed vesting schedule during such period as they may be exercised under this Plan and the applicable grant agreement.

     IN WITNESS WHEREOF, Gannett Co., Inc. has caused this Amendment to be executed by its duly authorized officer as of December 5, 2000.

                              GANNETT CO., INC..

                              By:/s/ Richard L. Clapp
                                 -----------------------------------------
                                     Richard L. Clapp
                                     Senior Vice President/Human Resources